Exhibit 10.15

(English Translation)

Guangzhou City Panyu District Premises Lease Contract

Article 1

Parties to the Contract

Lessor (Party A): Guangzhou Panyu District Guang Lv Industrial Co. Ltd.

Lessee (Party B): Guangzhou Organic Region Agriculture Co. Ltd.

According to laws and regulations of the City, Province and State and other relevant regulations, based upon the principle of equality and voluntariness and upon mutual negotiation, Party A and Party B agree as follows.

Article 2

Party A agrees to lease the south half floor of the premises (Property Ownership Certificate No._____), located at the 6th Floor, No. 947, Qiao Xing Road Community, Shatou Town, Panyu District, Guangzhou to Party B for the purpose of office use, with construction area of 686 square meters.

Article 3

The rental shall be monthly paid.  Party B shall pay Party A the rental on the 10th day of each month in cash or by check.

Article 4

Party B shall pay Party A RMB 23,616.00 as deposit (no more than the amount of three months rental) which shall be returned to Party B or offset the unpaid rental on the date when the lease term expires or the Contract is terminated.

Article 5

Responsibilities of both Parties.

Both Party A and Party B shall abide by the provisions stipulated by the General Principles of the PRC Civil Law, the PRC Contract Law, the Regulations on Lease of Urban Premises of Guangdong Province, and the Guangzhou Regulations on the Administration of Premises Lease.

Both Party A and Party B shall assist and coordinate the relevant authorities in their administration and regulation in terms of premises lease, premises safety, fire control, public security, birth control, and prohibition of faked products.

Article 6

Rights and Obligations of Party A

1.

Delivering the premises and devices to Party B for use according to the stipulations by the Contract;

2.

Notifying Party B in writing of transferring the premises three months in advance;

3.

Terminating the Contract, taking back the premise and claiming for compensation when Party B changes the structure or use of the premises at will thus causing damages to the premises, or pays the rental in delay for more than six months.

Article 7

Rights and Obligations of Party B

1.

Timely paying the rental according to the stipulations by the Contract.  When Party B does not timely pay the rental, it shall pay Party A liquidated damages in the amount of 1% of the rental in the current month for each day in delay;

2.

Returning the premises to Party A upon the expiry of the lease term.  If Party B needs to continue to lease the premise, it shall consult with Party A _____ days in advance and enter into a new contract.

Article 9

When either Party fails to perform the terms stipulated by the Contract or violates relevant laws and regulations, and such failure is not corrected within the lease term upon request, any damages incurred therefrom shall be born by the Party who is liable.

Article 10

In the event that the Contract, within the lease term, is not performable due to the reason of force majeure, Party A and Party B shall timely negotiate for settlement according to relevant laws and regulations.

Article 11

The Contract is made in three original sets.  Each Party A shall hold one original set.  The remaining original set shall be submitted to the Administration and Service Center of the Town (Street) for Premise Lease to Non-permanent Residents for recordal.

Article 11

Any disputes arising from the performance of the Contract shall be resolved through consultation by both Parties.  In case the disputed can not be resolved through consultation, the disputes shall be submitted to the people’s court according to law or ______________arbitration committee for resolution.

Article 12

The Contract shall take into effect after signature by both Parties.

Lessor: Guangzhou Panyu District Guang Lv Industrial Co. Ltd. (Sealed) Authorized Agent: DAI Dong’an Address: Tel: Date: December 12, 2007	Lessee: Guangzhou Panyu District Guang Lv Industrial Co. Ltd. (Sealed) Authorized Agent: HE Fazhe Tel: Address: Date: December 12, 2007